CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the use of our report dated February 12, 2007, on the consolidated financial statements of MediaG3, Inc. and  Subsidiaries   as   of December 31, 2005  and   for  the  year  ended  December 31, 2005 and to all references to our Firm included in or made a part of this Registration Statement on Form SB-2.

/s/ MAYER HOFFMAN MCCANN P.C.

San Jose, California
February 12, 2007